EXHIBIT 99.1

For Immediate Release

Investor Contact: Dave Staples Executive Vice President & CFO (616) 878-8319	Media Contact: Jeanne Norcross Vice President Corporate Affairs (616) 878-2830

Spartan Stores' Board of Directors Approves CEO Succession Plan

Dennis Eidson To Become Chief Executive Officer
Craig Sturken to Continue as Executive Board Chairman

GRAND RAPIDS, MICHIGAN-August 7, 2008-Spartan Stores, Inc., (Nasdaq:SPTN) today announced that its Board of Directors has appointed Mr. Dennis Eidson as Chief Executive Officer effective October 15, 2008. Mr. Craig Sturken will continue in his role as Executive Chairman of the Board.

Mr. Eidson will continue in his current role as a board member, President and Chief Operating Officer until his transition to President and Chief Executive Officer. As CEO, he will focus on developing and executing the board approved, consumer-centric business strategies and leveraging the company's distinct hybrid business model, while identifying sustainable market growth opportunities and upholding the company's highly motivated and performance driven corporate culture. Mr. Sturken will work closely with Dennis to ensure a seamless transition of responsibilities during the next three months. As Executive Chairman, Mr. Sturken will continue to manage board functions and facilitate interaction between the board and executive management. In addition, Mr. Sturken will coordinate with the CEO to develop and execute the Company's business strategy, cultivate a performance-driven corporate culture, mentor executive leadership, and assist in maintaining critical business relationships.

"For the past 24 months, our board has been engaged in CEO succession planning," stated Craig C. Sturken, Spartan's Chairman and Chief Executive Officer. I have worked with our board to assess our critical leadership needs and to ensure that we selected the right individual to lead us through our future growth stages. During the past six years, we have built Spartan Stores into a leading and well respected regional grocery distributor and retailer. During those years Dennis has consistently demonstrated his exceptional leadership talent, strategic insight and business plan execution capabilities. He has been instrumental in guiding our business strategies, which produced record fiscal 2008 earnings and our tenth consecutive quarter of double-digit growth. He has been the chief architect behind our critical marketing, merchandising and category management strategies that have led to our successful business performance. Dennis has my full and enthusiastic support, along with the support of our board, the executive management team, and our associates," said Mr. Sturken.

"It is both a privilege and an honor to be appointed to this critical leadership role," said Mr. Eidson. Spartan Stores is an outstanding and cohesive organization comprised of exceptionally talented, hard working executives and other associates who are firmly committed to the Company's long-term success. I look forward to working closely with all of our constituents, including Spartan's board of directors, shareholders, distribution customers, suppliers, and the communities that we serve. Our Company has enjoyed tremendous success under Craig's leadership. I look forward to working with Craig to continue increasing shareholder value by relentlessly focusing on our consumer-centric business strategy. I expect to further strengthen our market position by leveraging our organization's core competencies and competitive advantages to ensure that we extend our success well into the future."

Mr. Eidson joined Spartan Stores in March 2003 as Executive Vice President of Marketing and Merchandising. In October 2007 he was appointed to the Board of Directors and as Company President, following his appointment in February 2007 as Executive Vice President and Chief Operating Officer. He has accumulated more than 32 years of grocery industry knowledge and experience. Prior to joining Spartan Stores, Eidson was Divisional President and Chief Executive Officer of the Great Atlantic and Pacific Tea Company's Midwest region, and Assistant General Manager for Nash Finch, Inc.'s Michigan operations. He is a graduate of Michigan State University's Food Management program and has spent his entire career working in the Midwest region's grocery industry.

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc., (Nasdaq:SPTN) is the nation's tenth largest grocery distributor with warehouse facilities in Grand Rapids and Plymouth, Michigan. The Company distributes more than 40,000 private-label and national brand products to nearly 400 independent grocery stores in Michigan, Indiana and Ohio. Spartan Stores also owns and operates 84 retail supermarkets in Michigan, including Family Fare Supermarkets, Glen's Markets, D&W Fresh Markets, and Felpausch Food Centers.